Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-138888, 333-155673, 333-162475, 333-162476 and 333-162477) and on Form S-8 (No. 333-91141, 333-54118, 333-74920, 333-122806 and 333-141185) of Plains All American Pipeline, L.P. of our report dated March 12, 2010 relating to the consolidated balance sheet of PAA GP LLC, which appears in this Current Report on Form 8-K.
PricewaterhouseCoopers LLP
Houston, Texas
March 12, 2010